ALPHA METALLURGICAL RESOURCES, INC.
2018 LONG-TERM INCENTIVE PLAN
NOTICE OF STOCK OPTION AWARD
Subject to the terms and conditions of this Notice of Stock Option Award (this “Notice”), the Stock Option Award Agreement attached hereto (the “Award Agreement”), and the Alpha Metallurgical Resources, Inc. 2018 Long-Term Incentive Plan, as amended (the “Plan”), the below individual (the “Director”), who is a Participant in the Plan, is hereby granted an option (the “Option”) to purchase the below number of Shares of Common Stock by Alpha Metallurgical Resources, Inc. (the “Company”). Unless otherwise specifically indicated, all terms used in this Notice will have the meanings set forth in the Award Agreement or the Plan.
Director’s Name:

Award Type	Date of Grant	Vest Date	Expiration Date	Exercise Price	Optioned Shares
Nonstatutory Stock Option

Vesting Schedule:
Subject to the Director's continuous status as a Director, and the terms of the Plan, this Notice and the Award Agreement, the Optioned Shares shall vest, if at all, upon the day before the one-year anniversary of the Grant Date (the “Vesting Schedule”).
Maximum Exercise Period:
Pursuant to Section 3 of the Award Agreement and the Plan, the post-termination exercise period will be:

Event Triggering Termination of Option	Max Time to Exercise Following Triggering Event
Termination of Director status (except as provided below)	90 days
Termination of Director status due to Disability	12 months
Termination of Director status due to death	12 months

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Representations and Agreements of the Director:
The Director has reviewed this Notice, the Award Agreement and the Plan in their entirety, has had an opportunity to have them reviewed by his or her legal and tax advisers, and hereby represents that the Director is relying solely on such advisors and not on any statements or representations of the Company or any of its agents or affiliates. The Director represents to the Company that the Director is familiar with the terms of this Notice, the Award Agreement and the Plan, and hereby accepts the Optioned Shares subject to all of their terms. The Director hereby agrees that all questions of interpretation and administration relating to this Notice, the Award Agreement and the Plan will be resolved solely by the Administrator.
Electronic Signature:
This Notice may be executed by the Director and the Company by means of electronic or digital signatures, which will have the same force and effect as manual signatures. The Director agrees that clicking “I Accept” (or a button, hyperlink or other control of similar intent) in connection with or response to any electronic communication or other medium has the effect of affixing the Director's electronic signature to this Notice. If required to be executed by electronic or digital signature, this Award of Optioned Shares will be forfeited if the Director does not so execute this Notice prior to the deadline set forth in the electronic transmission of this Notice and the Award Agreement.

ALPHA METALLURGICAL                 DIRECTOR
RESOURCES, INC.

By:    _______________________            ____________________________
Mark M. Manno                             Name:
EVP - General Counsel and
Secretary

Date: _______________________            Date: _______________________

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ALPHA METALLURGICAL RESOURCES, INC.
2018 LONG-TERM INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT

Subject to the terms and conditions of the Notice of Stock Option Award (the “Notice”), this Stock Option Award Agreement (this “Award Agreement”), and the Alpha Metallurgical Resources, Inc. 2018 Long-Term Incentive Plan (the “Plan”), Alpha Metallurgical Resources, Inc. (the “Company”), hereby grants the individual set forth in the Notice (the “Director”) an option (the “Option”) to purchase Shares of Common Stock. Unless otherwise specifically indicated, all terms used in this Award Agreement have the meanings set forth in the Notice or the Plan.

1.Grant of the Option. The principal features of the Option, including the number of Optioned Shares subject to the Option, are set forth in the Notice.
2.Vesting Schedule and Risk of Forfeiture.
(a)Vesting Schedule. Subject to the Director’s continuous service with the Company through such date and any other limitations set forth in the Notice, the Plan or this Award Agreement, the Optioned Shares will vest in accordance with the Vesting Schedule provided in the Notice (the “Vesting Schedule”).
(b)Risk of Forfeiture. The Optioned Shares will be subject to a risk of forfeiture until such time as the Optioned Shares vest in accordance with the Vesting Schedule. All or any portion of the Optioned Shares subject to a risk of forfeiture will automatically be forfeited and immediately returned to the Company if the Director's continuous status as a Director is interrupted or terminated for any reason other than as permitted under the Notice, this Award Agreement, and the Plan. The Company may implement any forfeiture under this Section 2(b) in a unilateral manner, without the Director’s consent, and with no payment to the Director, cash or otherwise, for the forfeited Optioned Shares.
(c)Accelerated Vesting. Notwithstanding anything to the contrary contained herein, the Optioned Shares shall fully vest, subject to the Director’s continuous service with the Company through such date, upon the earliest of (A) the Director’s Separation from Service due to the Director’s death or physical or mental incapacity to perform his or her usual duties, such condition likely to remain continuously and permanently, as determined by the Administrator, (B) the Director’s service as a member of the Board is terminated for any reason other than removal for cause as of a date that is more than six (6) months after the beginning of but prior to the completion of the Compensation Year, or (C) a Change in Control.
3.Exercise of Option.
(a)Right to Exercise. The Optioned Shares will be exercisable during their term cumulatively according to the Vesting Schedule and the applicable provisions of the Plan; however, the Optioned Shares may not be exercised for a fraction of a Share. Additionally, and notwithstanding anything in the Notice, this Award Agreement, the Plan or any other agreement to the contrary, the Director's right to exercise vested Optioned Shares will automatically expire, and the vested Optioned Shares will automatically terminate, upon the end of the earlier of (i) the Maximum Exercise Period prescribed in the Notice, and (ii) the Expiration Date (as set forth in the Notice). Thereafter, no Optioned Shares may be exercised.

(b)Method of Exercise. The Option will be exercisable to the extent then vested by delivery of an exercise notice in a form and in such method acceptable to the Administrator (the “Exercise Notice”), which may include, but is not limited to, electronic communications with the Company or a third party designated by the Company or the Administrator. To be effective, this notice must state the Director’s election to exercise the Option, the number of Optioned Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Administrator. The Exercise Notice must be signed, including electronic signature as may be designated by the Administrator, by the Director or by the Director's beneficiary or other person entitled to exercise the Option under the Plan in the event of the Director's death. The Exercise Notice must be accompanied by payment of the aggregate Exercise Price as to all Optioned Shares exercised. The Option will be deemed to be exercised as of the date (the “Exercise Date”): (i) the Company receives (as determined by the Administrator in its sole, but reasonable, discretion) the fully executed Exercise Notice accompanied by payment of the aggregate Exercise Price, and (ii) all other applicable terms and conditions of this Award Agreement and the Exercise Notice are satisfied in the sole discretion of the Administrator.
(c)Approval by Shareholders and Compliance Restrictions on Exercise. Notwithstanding any other provision of this Award Agreement to the contrary, no portion of the Option will be exercisable at any time prior to the approval of the Plan by the shareholders of the Company. No Shares will be issued pursuant to the exercise of an Option unless the issuance and exercise, including the form of consideration used to pay the Exercise Price, comply with Applicable Laws. The Director will not have any rights as a shareholder with respect to any shares of Common Stock subject to the Option prior to the Exercise Date.
(d)Issuance of Shares. After receiving the Exercise Notice, the Company or its designee will cause to be issued Shares as to which the Option has been exercised.
4.Method of Payment. Payment of the aggregate Exercise Price may be by any of the following forms of consideration, or a combination thereof, at the election of the Director:
(a)cash or cash equivalents;
(b)check;
(c)if approved by the Administrator (in its sole discretion), consideration received by the Company under a formal cashless exercise program adopted by the Company;
(d)if approved by the Administrator (in its sole discretion), through a “net exercise” feature; or
(e)at the sole discretion of the Administrator, any combination of such methods or any other form of consideration and method of payment to the extent permitted by Applicable Laws.
5.Non-Transferability of Option. The Option and the rights and privileges conferred hereby may not be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of (whether by operation of law or otherwise) in any manner other than by will or by the laws of descent or distribution, will not be subject to sale under execution, attachment, levy or similar process and may be exercised during the lifetime of the Director only by the Director. The terms of the Notice, this Award Agreement and the Plan are binding upon the executors, administrators, heirs, successors and assigns of the Director.

6.Term of Option. The Option will in any event expire on the Expiration Date set forth in the Notice, and may be exercised prior to the Expiration Date only in accordance with the Plan and the terms of this Award Agreement.
7.Taxes. The Director hereby acknowledges and understands that the Director may suffer adverse tax consequences as a result of the Director's exercise of the Option or disposition of the Optioned Shares. The Director represents that he or she has reviewed with his or her tax advisors the tax consequences of the Notice, this Award Agreement and the Optioned Shares granted hereunder, including any U.S. federal, state and local tax laws, and any other applicable taxing jurisdiction. The Director further represents that he or she is relying solely on such advisors and not on any statements or representations of the Company, any Affiliate or any of their respective agents. The Director hereby acknowledges and understands that the Director (and neither the Company nor any Affiliate) will be responsible for the Director's tax liability that may arise as a result of the Director receiving this Award Agreement and the Optioned Shares granted hereunder.
8.Adjustment of Shares. In the event of any transaction described in Section 4(b) of the Plan, the terms of the Option (including, without limitation, the number and kind of the Optioned Shares and the Exercise Price) shall be adjusted as set forth therein. This Award Agreement in no way affects the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer any part of its business or assets.
9.Legality of Initial Issuance. No Shares will be issued upon the exercise of the Option unless and until the Administrator has determined that: (i) the Company and the Director have taken all actions required to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof, if applicable; (ii) all applicable listing requirements of any stock exchange or other securities market on which the Shares are listed, if any, have been satisfied; and (iii) any other applicable provision of any Applicable Laws has been satisfied.
10.No Registration Rights. The Company may, but is not obligated to, register or qualify the sale of Optioned Shares under the Securities Act or any other Applicable Laws. The Company is not obligated to take any affirmative action in order to cause the sale of Optioned Shares to comply with any law.
11.Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Shares (including the placement of appropriate legends on share certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with Applicable Laws.
12.Notice. Any notice required by the terms of this Award Agreement, other than the process for execution of this document, Exercise Notices and exercise-related communications, must be given in writing and will be deemed to be effective upon the earlier of personal delivery and the fifth (5th) business day after deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice must be addressed to the Company at its principal executive office and to the Director at the address that the Director most recently provided to the Company or an Affiliate.
13.Successors and Assigns. Except as provided herein to the contrary, the Notice, this Award Agreement and the Plan are binding upon and will inure to the benefit of the parties to the Notice and this Award Agreement, their respective permitted successors and assigns.

14.No Assignment. Except as otherwise provided in this Award Agreement, the Director may not assign any of his or her rights under the Notice, this Award Agreement or the Plan without the prior written consent of the Company, which consent may be withheld in its sole discretion. The Company is permitted to assign its rights or obligations under the Notice, this Award Agreement and the Plan.
15.Construction; Severability. The captions used in this Award Agreement are inserted for convenience and are not to be deemed to be a part of this Award Agreement for construction or interpretation. Except where otherwise indicated by the context, the singular form includes the plural form and the plural form includes the singular form. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise. The term “include” or “including” does not denote or imply any limitation. The term “business day” means any Monday through Friday other than such a day on which banks are authorized to be closed in the State of Delaware. The validity, legality or enforceability of the remainder of the Notice and this Award Agreement will not be affected even if one or more of the provisions of the Notice or this Award Agreement are held to be invalid, illegal or unenforceable in any respect.
16.Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Director agrees, to the fullest extent permitted by Applicable Laws, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, grant or award notifications and agreements, account statements, reports, and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Director has access. The Director hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and have the same force and effect as, his or her manual signature.
17.Administration and Interpretation. Any determination by the Administrator in connection with any question or issue arising under the Notice, the Plan or this Award Agreement will be final, conclusive and binding on the Director, the Company, its Affiliates, and all other persons. Any question or dispute regarding the interpretation of this Award Agreement or the receipt or exercise of the Option hereunder must be submitted by the Director to the Administrator. The resolution of such question or dispute by the Administrator will be final and binding on all parties.
18.Counterparts. The Notice and each of the exhibits to this Award Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile or portable document format (.pdf), and each of which will be deemed to be an original, but all of which together will be deemed to be one and the same instrument.
19.Entire Agreement; Governing Law; and Amendments. The provisions of the Plan and the Notice and the applicable exhibits are incorporated herein by reference. The Plan, the Notice and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company, its Affiliates and the Director with respect to the subject matter hereof, and may not be modified adversely to the Director's interest except by means of a writing signed by the Company and the Director. This Award Agreement is governed by the laws of the State of Delaware applicable to contracts executed in and to be performed in the State of Delaware.
20.Venue. The Company, its Affiliates, the Director and the Director's assignees agree that any suit, action or proceeding arising out of or related to the Notice, this Award

Agreement or the Plan must be brought in the United States District Court for the District of Delaware (or should such court lack jurisdiction to hear such action, suit or proceeding, in a state court in Delaware) and that all parties submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 20 are for any reason held invalid or unenforceable, it is the specific intent of the parties that such provisions be modified to the minimum extent necessary to make it or its application valid and enforceable.
21.Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed to be a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed to be a waiver or relinquishment of such right or power at any other time or times.
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